UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2007

PATRON SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25675 (Commission File Number)	74-3055158 (I.R.S. Employer Identification No.)

500 North Michigan Avenue, Suite 300
Chicago, Illinois 60611
(Address of Principal Executive Offices/Zip Code)

(312) 396-4031
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

        On August 17, 2007, the Registrant received a written demand for payment from Apex Investment Fund V, L.P. (“Apex”), for all amounts due and outstanding under certain Secured Convertible Promissory Notes (“Notes”) issued by the Registrant in favor of Apex from February 20, 2007 through August 6, 2007. The aggregate principal amount and accrued interest for the Notes was $1,875,141 as of August 17, 2007. The aggregate principal amount and any accrued interest under the Notes are due and payable by the Registrant to Apex on demand, with simple interest accruing on any unpaid principal amount at 9% per annum.

        The Registrant’s obligations under the Notes are secured by first priority security interests on all of the Registrant’s assets pursuant to certain Security Agreements entered into by the Registrant and Apex from February 20, 2007 through August 6, 2007.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2007	PATRON SYSTEMS, INC. By: /s/ Robert Cross Robert Cross Chairman of the Board of Directors and Acting Chief Executive Officer

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